As filed with the Securities and Exchange Commission as of January 29, 2010

Filing No. 033-81792

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

Post-Effective Amendment No. 1 to

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALDILA, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3645590
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14145 DANIELSON ST., SUITE B, POWAY, CALIFORNIA 92064

(858) 513-1801

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott M. Bier

Chief Financial Officer

Aldila, Inc.

14145 Danielson Street, Suite B

Poway, California 92064

(858) 513-1801

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew D. Brooks

Seltzer Caplan McMahon Vitek

750 B Street, Suite 2100

San Diego, California 92101

(619) 685-3003

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

On July 20, 1994, Aldila, Inc. (the “Company”) filed with the Securities and Exchange Commission a registration statement on Form S-3 (Registration No. 033-81792)(as amended on August 3, 1994, the “Registration Statement”).  The Registration Statement registered for re-sale certain shares of common stock of the Company held by Selling Shareholders (as defined in the Registration Statement).

The Company has elected to voluntarily deregister all of the shares of common stock of the Company which are authorized for sale under the Registration Statement but which remain unsold to date.  In accordance with an undertaking by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company that are registered, but unsold, under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Poway, State of California, on January 29, 2010.

ALDILA, INC., a Delaware corporation

By:	/s/ Peter R. Mathewson
Name:	Peter R. Mathewson
Title:	Chairman, President, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective No. 1 of this Registration Statement has been signed below by the persons indicated, or by Peter R. Mathewson as attorney-in-fact for each of the other persons named below in the capacities indicated on January 29, 2010.

/s/ Peter R. Mathewson
Peter R. Mathewson
Chairman, CEO, President, Director
[Principal Executive Officer]

/s/ Scott M. Bier
Scott M. Bier
Chief Financial Officer
[Chief Financial Officer and Principal Accounting Officer]

/s/ *
Thomas A. Brand
Director

/s/ *
Bryant R. Riley
Director

/s/ *
Andrew M. Leitch
Director

/s/ *
Michael J. Sheldon
Director

By:	/s/ Peter R. Mathewson
Peter R. Mathewson
Attorney-in-fact
As attorney-in-fact for the above directors marked by an asterisk

Exhibit Index

Exhibit No.	Description

24	Power of Attorney